                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                                     of the
                        Securities Exchange Act of 1934

                        Date of Report (date of earliest
                         event reported): March 3, 1997

                            Moyco Technologies, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as specified in its charter)

             Pennsylvania                  0-4123              23-1697233
     ----------------------------        -----------        ----------------
     (State or other jurisdiction        (Commission        (I.R.S. Employer
           of incorporation)             File Number)      Identification No.)

                 200 Commerce Drive, Montgomeryville, PA 18936
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        Registrant's telephone number, including area code: 215-855-4300
                                                           --------------

                                      None
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

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Item 5.  Other Matters

     On February 27, 1997, the Registrant entered into an exclusive Thirty Million Dollar ($30,000,000) supply requirements contract with Nanophase Technologies Corporation of Burr Ridge, Illinois ("Nanophase"). The contract provides that Nanophase will develop and supply to the Registrant propriety powder materials, including nanometer-sized (billionths of a meter) alumina and ceria for purposes of manufacturing chemical mechanical planarization (polishing) slurries to be used by semiconductor manufacturers.

     The foregoing is a summary of the press release which is attached as Exhibit A to this report and is incorporated by reference. The foregoing description does not purport to be complete and is qualified in its entirety by reference to Exhibit A.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   MOYCO TECHNOLOGIES, INC.


                                   By:_______________________________
                                      Marvin E. Sternberg
                                      President and Chief Executive Officer
                                      and Chairman of the Board

Date: March 3, 1967



                                  Page 2 of 2

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[Moyco Technologies, Inc. Letterhead]

NEWS RELEASE
March 3, 1997
Contact: Joseph Sternberg

                        NANOPHASE TO EXCLUSIVELY PROVIDE
                      MOYCO WITH PROPRIETARY CMP FEEDSTOCK
                         VIA $30 MIL - 5 YEAR AGREEMENT

Moyco Technologies, Inc., (MOYC; Nasdaq) a Montgomeryville, PA manufacturer of precision abrasives, CMP materials, and professional dental supplies signed an exclusive supply requirements contract with Nanophase Technologies of Burr Ridge, Illinois. The blanket purchase order and agreement provides that Nanophase will develop and supply to Moyco proprietary powder materials including nanometer-sized (billionths of a meter) alumina and ceria for purposes of manufacturing (CMP) chemical mechanical planarization (polishing) slurries to be used by semiconductor manufacturers. The $30,000,000 exclusive requirements contract allows Moyco to produce proprietary slurries with unmatched operating characteristics. Calendar year 1997 draw objectives exceed $1,500,000. The remaining terms and conditions of the Agreement are confidential.

Moyco slurries utilizing the Nanophase nanometer-sized alumina and ceria, with its nearly spherical particle shape and uniformly small particle size, provide superior semiconductor polishing results including (i) significantly smoother surfaces, (ii) more selective removal of excess metal and (iii) easier cleaning during the manufacturing process compared to competitive slurries with conventional feedstock materials. These improvements over current semiconductor manufacturing standards will allow Moyco slurry customers to fabricate smaller circuits on smoother semiconductor wafer surfaces thereby increasing yields and computing power.

Moyco responsibilities under this Agreement are to manufacture proprietary slurries to strict quality specifications, implement the strategic marketing plan, and technically support and distribute these CMP formulations to semiconductor fabricators. Moyco manufacturing processes have been documented to yield technically superior CMP materials which have provided outstanding performance data. Moyco works closely with semiconductor manufacturers to customize or optimize each slurry for the unique process of each customer. Under the arrangement with Nanophase, extremely small particles of nanocrystalline alumina and ceria will be used as feedstock in proprietary Moyco slurries. Moyco CMP slurries utilizing the Nanophase materials are to be distributed to, evaluated by and/or employed in fabrication procedures of leading semiconductor manufacturers such as Hyundai Corporation, IBM Corporation, Motorola Inc., Samsung Group, and Lucent Technologies.